    As filed with the Securities and Exchange Commission on January 27, 2004.

                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                                     KEYCORP
             (Exact Name of Registrant as Specified in Its Charter)

                                      OHIO
         (State or Other Jurisdiction of Incorporation or Organization)

                                   34-6542451
                     (I.R.S. Employer Identification Number)

                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                    (Address of Principal Executive Offices)

                              --------------------

                           KEYCORP 401(k) SAVINGS PLAN
                            (Full Title of the Plan)

                              --------------------

                                STEVEN N. BULLOCH
                               ASSISTANT SECRETARY

                                     KEYCORP
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                     (Name and Address of Agent For Service)

                                 (216) 689-5109
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                  Proposed Maximum        Proposed Maximum
 Title of Securities to       Amount to be       Offering Price Per      Aggregate Offering          Amount of
      be Registered            Registered             Share (1)              Price (1)           Registration Fee

------------------------------------------------------------------------------------------------------------------------
Common Shares with a         13,000,000 shares         $30.66               $398,580,000           $32,245.13
par value of $1 each (2)

Plan Interests               Indeterminate (3)
========================================================================================================================

(1) As calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the maximum aggregate offering price is based on the average of the high and low prices of KeyCorp Common Shares, with a par value of $1 each (the "Common Shares"), for January 21, 2004.

(2) Each Common Share includes an associated right to purchase one Common Share (the "Right"). Until the occurrence of certain prescribed events, none of which has occurred, the Right is not exercisable, is evidenced by the certificate representing the Common Share, and will be transferred along with and only with the Common Share.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this registration statement on Form S-8 (the "Registration Statement") will be sent or given to participants in the KeyCorp 401(k) Savings Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which are on file with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference:

        1. KeyCorp's Annual Report on Form 10-K for the year ended December 31, 2002.

        2. The Plan's Annual Report on Form 11-K for the year ended December 31, 2002.

        3. KeyCorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

        4. KeyCorp's Current Reports on Form 8-K filed on (a) January 15, 2003,
(b) January 24, 2003, (c) April 17, 2003 (d) July 18, 2003, (e) September 11,
2003, (f) October 16, 2003, and (g) January 16, 2004.

        5. The description of (a) the Common Shares contained in the Registration Statement on Form 8-A filed with the SEC on July 31, 1992, as amended by Forms 8-A/A filed on October 15, 1993, February 25, 1994, and June 19, 1997, respectively, registering the KeyCorp Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) the Rights contained in the Registration Statement on Form 8-A filed on June 19, 1997, as amended by Form 8-A/A filed on March 6, 1998.

        6. All documents filed by KeyCorp and the Plan pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents ("Covered Persons") within prescribed limits and must indemnify them under certain circumstances. Ohio law permits a corporation to indemnify a Covered Person against expenses, judgments, fines, and settlements reasonably incurred in a nonderivative suit, and against expenses reasonably incurred in a derivative suit, if the Covered Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. In addition, Ohio law permits a corporation to indemnify a Covered Person in a criminal action or proceeding, other than in a derivative suit, if the person had no reasonable cause to believe his or her conduct was unlawful.

Unless ordered by a court, no indemnification of expenses in a derivative suit is authorized by Ohio law if the Covered Person is ultimately adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation. However, if a Covered Person is successful on the merits or in defense on a matter, indemnification of expenses is mandatory. In addition, under Ohio law, a Director's expenses shall be paid by the corporation as they are incurred, provided the Director agrees to reasonably cooperate with the corporation and to repay the amounts advanced if it is proved by clear and convincing evidence that the Director's action or failure to act was done with reckless disregard for the best interests of the corporation.

Under Ohio law, a Director is not liable for monetary damages unless it is proved by clear and convincing evidence that the Director's action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and is in addition to any other rights granted to persons seeking indemnification.

The Amended and Restated Regulations of KeyCorp provide that KeyCorp shall indemnify to the fullest extent permitted by the Ohio General Corporation Law any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, or employee of KeyCorp or of any other bank, corporation, partnership, trust, or other enterprise for which he or she was serving as a director, officer, or employee at the request of KeyCorp.

KeyCorp is a party to Employment Agreements with certain of its executive officers and is also a party to Change of Control Agreements with certain executive officers. Generally, pursuant to the Employment Agreements and, after a change of control (as defined), pursuant to each Change of Control Agreement, KeyCorp has agreed to (i) indemnify the executive officer, to the full extent permitted or authorized by the Ohio General Corporation Law, if the executive officer is made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the executive officer's serving as an employee, officer, or director of KeyCorp and/or any of its subsidiaries or is or was serving at the request of KeyCorp or any of its subsidiaries as a director, trustee, officer, or employee of a bank, corporation, partnership, joint venture, trust or other enterprise, and (ii) advance expenses incurred by the executive officer in defending any action, suit, or proceeding commenced or threatened for any action or failure to act as an employee, officer, or director of KeyCorp or any of its subsidiaries. The expenses so advanced to officers and employees of KeyCorp shall be repaid if it is ultimately determined that such executive officer is not entitled to be indemnified. With respect to Directors of KeyCorp, the amount of expenses paid as incurred shall be repaid if it is determined that action or failure to act involved an act or omission undertaken with deliberate intent to cause injury or reckless disregard for the best interests of KeyCorp or any of its subsidiaries.

The indemnification provided under the Employment Agreements and each of the Change of Control Agreements shall continue after the executive officer has ceased to be an executive officer, and shall inure to the benefit of the heirs, executors, and administrators of the executive officer.

Under the terms of directors' and officers' liability and reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

The Exhibits to this Registration Statement are listed in the Exhibit Index on page 7, and are incorporated herein by reference.

KeyCorp will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by KeyCorp pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of KeyCorp's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of KeyCorp pursuant to the foregoing provisions, or otherwise, KeyCorp has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by KeyCorp of expenses incurred or paid by a director, officer, or controlling person of KeyCorp in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, KeyCorp will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, KeyCorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 27th day of January, 2004.

KEYCORP

By: /s/ Steven N. Bulloch
    ---------------------------
    Steven N. Bulloch
    Assistant Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                                  DATE
------------------------------------------------------------------------------------------------

Henry L. Meyer III                       Chairman, Chief Executive Officer,
                                         President and Director (Principal
                                         Executive Officer)                     January 27, 2004
Jeffrey B. Weeden                        Senior Executive Vice President and
                                         Chief Financial Officer                January 27, 2004
Lee G. Irving                            Executive Vice President and Chief
                                         Accounting Officer (Principal
                                         Accounting Officer)                    January 27, 2004
Cecil D. Andrus                          Director                               January 27, 2004
William G. Bares                         Director                               January 27, 2004
Edward P. Campbell                       Director                               January 27, 2004
Carol A. Cartwright                      Director                               January 27, 2004
Alexander M. Cutler                      Director                               January 27, 2004
Henry S. Hemingway                       Director                               January 27, 2004
Charles R. Hogan                         Director                               January 27, 2004
Lauralee E. Martin                       Director                               January 27, 2004
Douglas J. McGregor                      Director                               January 27, 2004
Eduardo R. Menasce                       Director                               January 27, 2004
Steven A. Minter                         Director                               January 27, 2004
Bill R. Sanford                          Director                               January 27, 2004
Thomas C. Stevens                        Director                               January 27, 2004
Dennis W. Sullivan                       Director                               January 27, 2004
Peter G. Ten Eyck, II                    Director                               January 27, 2004

The undersigned, by signing his name hereto, executes this Registration Statement on Form S-8 pursuant to the Power of Attorney executed by the above-named Officers and Directors and filed with the Securities and Exchange Commission as Exhibit 24 hereto.


By: /s/ Steven N. Bulloch               Date:  January 27, 2004
    ---------------------------
    Steven N. Bulloch
    Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on January 27, 2004.

                                 KEYCORP 401(k) SAVINGS PLAN

                                 By: KeyCorp, Plan Administrator

                                  By: /s/ Thomas Helfrich
                                      ------------------------------
                                       Thomas Helfrich, Executive
                                       Vice President and Chief
                                       Human Resources Officer

                               INDEX TO EXHIBITS

EXHIBIT NO.:    DESCRIPTION

4(a)            Amended and Restated Articles of Incorporation of KeyCorp filed as
                Exhibit 3 to Form 10-Q for the quarter ended September 30, 1998, and incorporated herein by reference.

4(b)            Amended and Restated Regulations of KeyCorp, effective May 23, 2002, filed as Exhibit 3.2 to Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

4(c)            Restated Rights Agreement, dated as of May 15, 1997, between KeyCorp and
                KeyBank National Association, as Rights Agent, filed on June 19, 1997, as Exhibit 1 to Form 8-A, and incorporated herein by reference.

15              Acknowledgment Letter of Ernst & Young LLP.

23              Consent of Ernst & Young LLP.

24              Power of attorney pursuant to which certain officers and Directors have signed this Form S-8 Registration Statement.